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                                                                 Exhibit 10.1



         THIS AMENDED AND RESTATED MANAGEMENT AGREEMENT is made as of January 1, 1999, by and among GAF Corporation ("GAF"), G-I Holdings Inc. ("G-I Holdings"), G Industries Corp. ("Industries"), Merick Inc. ("Merick"), GAF Fiberglass Corporation (formerly known as GAF Chemicals Corporation) ("GFC"), International Specialty Products Inc. (formerly known as ISP Holdings Inc.) ("New ISP"), GAF Building Materials Corporation ("Building Materials"), GAF Broadcasting Company, Inc. ("Broadcasting"), Building Materials Corporation of America ("BMCA"), and ISP Opco Holdings Inc., as assignee of International Specialty Products Inc. (the "Company"), all of which are Delaware corporations. (GAF, G-I Holdings, Industries, Merick, GFC, New ISP, Building Materials, Broadcasting and BMCA being hereinafter referred to collectively as the "Overhead Group").

         WHEREAS, the parties hereto are parties to an Amended and Restated Management Agreement made as of March 3, 1992, as previously amended by Amendments dated as of January 1, 1994, May 31, 1994, December 31, 1994, December 31, 1995, October 18, 1996, January 1, 1997, December 31, 1997,
January 1, 1998 and March 30, 1998 (the "Existing Agreement"), and

         WHEREAS, the members of the Overhead Group continue to desire to have the Company provide certain management services to them, as more fully described below; and

         WHEREAS, the Company continues to be willing to provide such management services to the members of the Overhead Group but will incur certain costs and expenses relating to those services, and

         WHEREAS, the parties continue to desire to pay certain of each other's expenses for their mutual administrative convenience until such time as such expenses can be directly billed or charged to the party that incurred them, so long as each party that incurs such expense promptly reimburses the party that pays the cost thereof; and

         WHEREAS, in accordance with Section 8 of the Existing Agreement, the parties desire to adjust the management fees payable to the Company under the Existing Agreement, effective January 1, 1999, in order to more appropriately reflect the usage of

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services provided by the Company and the costs to the Company of providing such services, under the Existing Agreement; and

         WHEREAS, the parties desire to amend and restate in its entirety the Existing Agreement as hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual promises and subject to the conditions contained herein, the parties hereby amend and restate in its entirety the Existing Agreement, and it is hereby agreed as follows:



1. Term. The term of this Agreement shall expire December 31, 1999.

2. Provision of Services. The Company agrees to provide to the Overhead Group, to the extent required by each of them, the following management services, wherever rendered (except as the location may be limited below), which shall be provided on a continuous basis without specific request:

  (i) Corporate development, corporate human resources, risk management, accounting, payroll and control, tax, corporate finance, investment management services, and general management services as requested from time to time;

  (ii)    Legal and corporate secretarial services;

  (iii)   Computer services;

  (iv) Except as set forth below with respect to a portion of such services to be provided to BMCA, administrative services, including personnel and employee benefit plan administration and telephone, telecopy, telex, photocopy and cafeteria services at the Company's offices located in Wayne, New Jersey (the "Wayne Site");

  (v) Except as set forth below with respect to a portion of such services to be provided to BMCA, facilities' services and utilities, such as heat, electricity and water, at the Wayne Site.

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         The foregoing list of services shall not be deemed exhaustive and may be changed according to the changing business needs of the parties hereto from time to time upon mutual agreement among such parties (all services provided by the Company pursuant to this Section 2 being hereinafter collectively referred to as the "Services"). It is understood and agreed by BMCA and the Company that (a) computer services and certain administrative services, such as telephone, telecopy, telex and photocopy, shall not be within the scope of, or provided by the Company to BMCA under, this Agreement and (b) to the extent that certain facilities services and utilities are furnished to BMCA pursuant to the sublease referred to in
   Section 3 of this Agreement, such services and utilities shall not be within the scope of, or provided by the Company to BMCA under, this Section 2.

3. Management Fee. In consideration of the Company providing Services hereunder, (i) each of the corporations listed below shall pay to the Company a management fee (the "Management Fee") at the following respective annual rates for the year ending December 31, 1999: BMCA (on behalf of itself and its subsidiaries): $2,537,000, G-I Holdings (on behalf of itself and Industries, Merick, Building Materials and Broadcasting) - $521,250; New ISP - $104,250; and GFC - $293,168; and (ii) BMCA shall pay to the Company a fee for the Company's provision to BMCA of treasury, acquisition and investment management services ("Financial Services Fee") at the annual rate of $1,653,750 for the year ended December 31, 1999. The Management Fee and the Financial Services Fee shall be payable quarterly in arrears. In addition to the Management Fee and the Financial Services Fee, BMCA shall pay to a wholly-owned subsidiary of the Company sublease payments pursuant to and in accordance with the Sublease between BMCA and such subsidiary, the form of which is attached as Exhibit A hereto and made a part hereof.

   G-I Holdings shall reimburse New ISP for all amounts paid by New ISP in respect of the right to receive cash granted to Sunil Kumar by ISP Holdings Inc., in accordance with the Agreement and Plan of Merger dated as of March 30, 1998 between International Specialty Products Inc. and ISP Holdings Inc., and in exchange for stock appreciation rights and options to purchase shares of Series A Cumulative Redeemable Convertible Preferred Stock of ISP Holdings Inc. held by such person. Reimbursement to New ISP shall be made promptly following receipt from New ISP by G-I Holdings of an invoice therefor.


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


4. Reimbursement of Expenses.

   (i) To the extent any party to this Agreement pays any expense attributable to another party hereto for reasons of administrative convenience (a "Reimbursable Expense"), the party that paid the Reimbursable Expense shall promptly bill the party that incurred such expense for the amount thereof, and the party that incurred such expense shall promptly pay such invoice. If a Reimbursable Expense is part of a combined or consolidated expense billed or otherwise charged to a single party though incurred for the benefit of more than one party, the parties for whose benefit such expense was incurred shall endeavor to arrange for direct billing or charging to them of their respective portions of such expense.

   (ii) Any party that bills another party for Reimbursable Expenses during a calendar quarter shall provide to such other party, following the completion of such quarter, a statement indicating all amounts invoiced during such quarter and whether such amounts have been paid.

   (iii) If joint insurance policies or separate policies with a shared policy limit or deductible are issued to the parties hereto, (a) the premiums charged for each such policy shall be allocated among them in the manner determined by an unaffiliated actuary, insurance broker or insurer designated by the Company's risk manager, except to the extent premiums or rates are specifically identifiable to a party or parties, and (b) deductibles, policy limits and policy recoveries shall be allocated among the parties, on a policy by policy basis, in proportion to the premiums paid by each of them; provided that clause
         (b) shall only apply (x) to a policy or limit or deductible to the extent it is exceeded, (y) to recoveries to the extent a related deductible or policy limit is exceeded and (z) to deductibles, policy limits or recoveries to the extent a party had a loss relating thereto. To the extent a party receives insurance recoveries in excess of its allocable share as provided in the preceding sentence and another party shall have the right to receive all or portion of such excess recoveries under the related insurance policy and in accordance with the allocations referred to in the preceding sentence, such first party shall, within five business days after notice thereof from the other party, pay to the other party the amount of such


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

         excess recoveries such other party was entitled to receive. No person or entity, other than the parties hereto, their subsidiaries and the successors of the parties and their subsidiaries, shall have any rights under this Section 4(iii) or be a third party beneficiary hereof. This Section 4(iii) shall survive termination of this Agreement.

   (iv)  Any shared third party charges, other than those referred to in
         Section 4(iii), shall be allocated among the parties hereto on such basis as the Company, in consultation with the other parties, shall reasonably determine.

   (v) If, at the request of another party hereto, the Company performs for such party services outside of the normal scope of the Services provided hereunder, the requesting party shall pay to the Company such fee therefor as is reasonably designated by the Company in advance of performing such services.

5. Warranty. The Company warrants that it will employ sufficient and properly skilled personnel to perform the Services in a professional manner. It is understood that the Company may enter into contracts with third party suppliers to supply the Services and shall take into account the best interests of the recipient thereof in negotiating the terms and conditions of such contracts. If necessary for the Company's effective exercise of its responsibilities hereunder, the other parties shall designate officers and employees of the Company as their officers and employees, subject to all of the other terms of this Agreement.

6. Records and Audit. Any party that bills another for Reimbursable Expenses shall make and maintain accurate and complete records of such expenses and the basis for all invoices therefor, and shall ensure that there is no duplication in the invoicing of costs to any party. Each party that pays any Reimbursable Expenses invoiced to it shall have the right to audit the records relating thereto from time to time during normal business hours.

7. Amendments.

   (i) The parties acknowledge that the Management Fee and Financial Services Fee have been established to reflect the cost to the Company of providing Services hereunder on the date hereof. In the event of a change of circumstances that materially affects


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         the cost to the Company of providing Services hereunder, including, without limitation, a substantial increase in the Services provided by the Company hereunder, the parties shall negotiate in good faith such amendments to this Agreement as may be appropriate to take into account the effect of any such changes of circumstances. Such amendments may include, without limitation, an increase or decrease of the Management Fee and/or the Financial Services Fee.

   (ii) Subject to paragraph (iii) of this Section 7, any amendment, modification or waiver of any provision of this Agreement shall only be effective if evidenced by a written instrument signed by an officer of the Company and an officer of the other party or parties affected by such amendment, modification or waiver.

   (iii) Notwithstanding anything else to the contrary contained herein, the list of Services may be revised by mutual agreement of an officer of each party affected thereby without the need for a written instrument.

8. Governing Law. The execution, validity, interpretation and enforcement of this Agreement shall be governed by the internal laws of the State of New York without regard to choice of law principles that would lead to the application of any other state's law.

9. Amendment and Restatement. This Agreement is an amendment and restatement of and supersedes and supplants the Existing Agreement.



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


         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


GAF CORPORATION                                              G-I HOLDINGS

By:         s/s James P. Rogers                              By: :         s/s James P. Rogers
       -------------------------------------                      ----------------------------------
       Name:  James P. Rogers                                     Name:  James P. Rogers
       Title: Executive Vice President                            Title: Executive Vice President

G INDUSTRIES                                                 MERICK INC.

By:         s/s James P. Rogers                              By:         s/s James P. Rogers
       -------------------------------------                     ----------------------------------
       Name:  James P. Rogers                                    Name:  James P. Rogers
       Title: Executive Vice President                           Title: Executive Vice President


GAF FIBERGLASS CORPORATION                                   INTERNATIONAL SPECIALTY PRODUCTS INC.

By:         s/s William C. Lang                              By:        s/s Randall R. Lay
     -------------------------------------                        --------------------------------------
     Name:  William C. Lang                                       Name:  Randall R. Lay
     Title: Senior Vice President and                             Title: Senior Vice President and
              Chief Financial Officer                                    Chief Financial Officer


GAF BUILDING MATERIALS CORPORATION                           GAF BROADCASTING COMPANY

By:         s/s James P. Rogers                              By:         s/s James P. Rogers
       -------------------------------------                      ----------------------------------
       Name:  James P. Rogers                                     Name:  James P. Rogers
       Title: Executive Vice President                            Title:  Executive Vice President

BUILDING MATERIALS CORPORATION                               ISP OPCO HOLDINGS INC.
         OF AMERICA

By:        s/s William C. Lang                               By:       s/s Randall R. Lay
       -------------------------------------                      ----------------------------------
       Name:  William C. Lang                                     Name:  Randall R. Lay
       Title: Senior Vice President and                           Title: Senior Vice President and
              Chief Financial Officer                                    Chief Financial Officer

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